UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 21, 2018

PVH CORP.
 (Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code  (212)-381-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of PVH Corp. (the "Company") was held on June 21, 2018 (the "2018 Annual Meeting").  There were present in person or by proxy at the 2017 Annual Meeting holders of 66,139,726 shares of the Company's common stock.  These shares present represented approximately 86% of the shares of common stock eligible to be voted at the meeting.  The holders of the common stock voted on the matters reported below.
The following directors were elected to serve for a term of one year:
	For	Against	Abstain	Broker Non-Vote
Mary Baglivo	62,871,693	577,901	21,142	2,668,990
Brent Callinicos	63,307,577	134,447	28,712	2,668,990
Emanuel Chirico	60,968,677	2,316,693	185,366	2,668,990
Juan R. Figuereo	63,259,109	189,185	22,442	2,668,990
Joseph B. Fuller	61,047,076	2,390,583	33,077	2,668,990
V. James Marino	62,700,608	736,403	33,725	2,668,990
G. Penny McIntyre	63,360,394	89,071	21,271	2,668,990
Amy McPherson	63,361,324	90,390	19,022	2,668,990
Henry Nasella	60,943,851	2,493,478	33,407	2,668,990
Edward R. Rosenfeld	63,354,743	92,069	23,924	2,668,990
Craig Rydin	62,466,072	981,582	23,082	2,668,990
Amanda Sourry	63,253,176	196,226	21,334	2,668,990

The proposal to approve, in a non-binding, advisory vote, the compensation paid to the Company's named executive officers was approved.  The vote was: FOR – 59,726,798; AGAINST – 3,709,945; ABSTAIN – 33,993; and there were 2,668,990 broker non-votes.
The proposal for Ernst & Young LLP to serve as the Company's independent auditors for its current fiscal year was ratified. The vote was: FOR – 63,868,580; AGAINST– 2,201,595; and ABSTAIN – 69,551.  There were no broker non-votes for this proposal.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer, Executive Vice President

Date: June 25, 2018